AMENDED AND RESTATED
                                 CODE OF ETHICS
                                 --------------

                           WELDON CAPITAL FUNDS, INC.
                         WELDON CAPITAL MANAGEMENT, LTD.
                         (as last revised February 2005)

                                 I. INTRODUCTION
                                 ---------------

     A.  Purpose.  In order to ensure  that  personnel  associated  with  Weldon
         -------
Capital Funds, Inc. (the "Company") and its initial series, Weldon Equity & Income Fund, (the "Fund"), and Weldon Capital Management, Ltd., the investment adviser of the Fund (the "Adviser"), comply with the requirements of Section 17(j) of the Investment Company Act of 1940 ("1940 Act") and Rule 17j-1 thereunder, and Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act"), the Company and the Adviser each have adopted this Code of Ethics ("Code"). Personnel associated with the Fund include, but are not limited to, persons employed by the Adviser and its parent company, Financial Advisory Services, Inc. ("FAS").

     B. Fiduciary  Duty. This Code is based on the principle that Access Persons
        ---------------
(as defined below) of the Fund owe a fiduciary duty to, among others, shareholders of the Fund. In complying with this fiduciary duty, Access Persons owe shareholders the highest duty of trust and fair dealing. The Code applies to all Access Persons and focuses principally on reporting of personal securities transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Fund and its shareholders.

     As fiduciaries, Access Persons must at all times: (1) place the interests of the Fund first; (2) avoid taking inappropriate advantage of their positions; and (3) conduct all personal securities transactions in full compliance with this Code. Doubtful situations should be resolved in favor of the Fund. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

                                 II. DEFINITIONS
                                 ---------------

     A. "Access  Person"  means:  (1) any officer or director of the Fund or the
        ----------------
Adviser; or (2) any Advisory Person (defined below). A list of current Access Persons is attached hereto as Appendix A.

     B.  "Advisory  Person" means (1) any employee of the Adviser or of FAS who,
         ------------------
in connection with her or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a Security.

     Note:  A person who  normally  only  assists in the  preparation  of public
     ----
reports, or receives public reports but receives no information about current recommendations or trading, is neither an Advisory Person nor an Access Person. A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one either then or for all times an Advisory Person. Under the definition of "Advisory Person" the phrase "makes. . .the purchase or sale" means someone who places orders or otherwise arranges transactions.

     C.  "Beneficial  Ownership"  will be  attributed to an Access Person in all
         -----------------------
instances in which the Access Person (i) possesses the ability to purchase or sell the securities (or the ability to direct the disposition of the securities); (ii) possesses voting power (including the power to vote or to direct the voting over such securities; or (iii) receives any benefits substantially equivalent to those of ownership. Whether a person has beneficial ownership will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rule 16a-1(a)(2) and
(5) under the Securities Exchange Act of 1934.

     D.  "Control"  shall  have the same  meaning  as that set forth in  Section
         ---------
2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. "Investment  Personnel" means: (1) any employee of the Fund, the Adviser
        -----------------------
or of FAS who, in connection with her or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund; and (2) any natural person who controls the Fund or the Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Securities by the Fund.

     F. "Reviewable  Transaction"  shall mean any of the transactions  listed in
        ------------------------
subsection B, C or D of Section IV or Section VII of this Code.

     G.  "Security"  includes  stocks,  notes,  bonds,  debentures,   and  other
         ---------
evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants; except that it does
                                                                            ----
not include securities issued by the U.S. Government, short-term debt securities
-----------
which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, exchange-traded funds, money market funds, shares of registered open-end investment companies other than Fund, bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 under the 1940 Act as in effect from time to time. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code. "Security" also includes shares of the Fund.

                            III. EXEMPT TRANSACTIONS
                            ------------------------

The prohibitions of Section IV of this Code shall not apply to the following transactions by Access Persons:

     (1)  Mutual Funds.  Purchases  and sales of  exchange-traded  funds,  money
          ------------
          market funds and mutual funds (other than the Fund);
                                         ----------

     (2)  No Control. Purchases and sales of Securities effected for any account
          ----------
          over which the Access Person has no direct or indirect influence or control; and purchases and sales which are nonvolitional on the part of either the Access Person or the Fund, including purchase or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call;

     (3)  Certain Corporate Actions. Any acquisition of Securities through stock
          --------------------------
          dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and any purchases which are: (i) made solely with the dividend proceeds received in a dividend reinvestment plan; or (ii) part of an automatic payroll deduction plan whereby an employee purchases securities issued by an employer;

     (4)  Rights.  Any acquisition of Securities  through the exercise of rights
          ------
          issued  by an  issuer  pro  rata  to all  holders  of a  class  of its
                                 ---  ----
          Securities, to the extent the rights were acquired in the issue, and the sale of such rights so acquired;

     (5)  Automatic  Investment Plan. Any purchase or sale pursuant to a program
          --------------------------
          in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This would include dividend reinvestment plans.

     (6)  No Harm to the Fund. Transactions that appear to present no reasonable
          -------------------
          likelihood of harm to the Fund, which are otherwise in accordance with Rule 17j-1 under the 1940 Act, and which the Fund's Chief Compliance Officer has authorized in advance; and transactions that the Independent Directors of the Fund, after consideration of all of the facts and circumstances, determined to have not been fraudulent, deceptive or manipulative to the Fund.


                           IV. PROHIBITED TRANSACTIONS
                           ---------------------------

     A. No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Security held or to be acquired by the Fund:

          (1)  employ any device, scheme or artifice to defraud the Fund;

          (2) make to the Fund any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement dame, in light of the circumstances under which they are made, not misleading;

          (3) engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund;

          (4)  engage in any manipulative practice with respect to the Fund;

          (5) engage in any transaction in a Security while in possession of material, nonpublic information regarding the Security or the issuer of the Security; or

          (6) engage in any transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

     B. Subject to the exceptions stated in Section III of this Code, it shall be impermissible for any Access Person to purchase or sell, directly or indirectly, any Security (or any option to purchase or sell such Security) which, within the most recent 15 days,

          (1)  is or has been purchased or sold by the Fund; or
          (2) is being or has been considered by the Fund or the Adviser for purchase by the Fund.

     A Security is "being considered for purchase" when a recommendation to purchase or sell a Security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     A Security is or has been "purchased" or "sold" by the Fund from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Fund until the time when such program has been fully completed or terminated. A Security will not be deemed to have been "purchased" or "sold" if bought or sold as a result of a trading error (without authorization from the Access Person) and provided that such trading error is corrected (reversed) promptly upon discovery (i.e., no later that the 2nd business day).

     C. Investment Personnel must obtain approval from the Fund's Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any Securities in an initial public offering or limited offering. A limited offering is an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or section 4(6); or pursuant to Regulation D under the Securities Act.

     D. Any Access Person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the Fund's Chief Compliance Officer prior to proceeding with the transaction.

                            V. REPORTING REQUIREMENTS
                            -------------------------

     A.  Initial  Reporting  Requirements.  No later than 10 days after a person
         --------------------------------
becomes an Access Person, every Access Person shall file with the Fund's Chief Compliance Officer a report containing the information set forth below (which must be current as of a date no more than 45 days prior to the date the person becomes an Access Person) with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security (regardless of whether such transaction is listed in Section III); provided, however, that such Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control if such person certifies such fact to the Fund.

         The Initial Holdings Report must contain the following information:

                    (1) The title, number of shares and principal amount of each
               Security in which the Access Person had direct or indirect beneficial ownership when the person become an Access Person;

                    (2) the name of any  broker,  dealer  or bank  with whom the
               Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person become an Access Person; and

                    (3) the date the report is submitted by the Access Person.


     B. Quarterly Reporting Requirements.
        --------------------------------

                         (1) Quarterly  Securities  Transaction  Reports.  Every
                             -------------------------------------------
                    Access Person must report all personal Securities transactions to the Fund's Chief Compliance Officer no later than 30 days after the end of the calendar quarter in which the transaction took place (such report, a "Quarterly Report"). This report shall include the date the report was submitted, the title and number of shares, principal amount, nature of the transactions (purchase or sale), price and the name of the brokerage firm or bank through whom the Securities transactions was effected. A copy of the form of Quarterly Report is attached hereto as Appendix B. In lieu of submitting a Quarterly Report, the Access Person may provide or cause to be provided to the Fund's Chief Compliance Officer duplicate account statements for all Securities accounts with respect to which the Access Person is required to report.

                         (2) Quarterly New Account Reports.  Every Access Person
                             -----------------------------
                    must report, no later 30 days after the end of the calendar quarter, with respect to any account established by an Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Covered Person: (a) The name of the broker, dealer or bank with whom the Access Person established the account; (b) the date the account was established; and (c) the date the report is submitted by the Access Person.

     The Chief Compliance Officer shall be responsible for compiling and reviewing the Quarterly Reports, except that the Quarterly Reports of the Fund's Chief Compliance Officer shall be reviewed by Scott A. Sadaro.

     D. Annual Reporting Requirements. Annually, every Access Person must submit
        -----------------------------
a complete Securities Holdings report to the Chief Compliance Officer (which information must be current as of a date no more than 45 days before the report is submitted), in the form set forth on Appendix C (such report, an "Annual Portfolio Holdings Report"). This report shall include, for each security included in the report, the date acquired, the title and number of shares, principal amount, price and the name of the brokerage firm or bank through whom the Securities are held. The Chief Compliance Officer or his designee shall be responsible for compiling and reviewing the Portfolio Holding Reports, except that the Portfolio Holding Report of the Chief Compliance Officer shall be reviewed by Scott A. Sadaro.

     E. Reporting Exceptions.
        --------------------

          (1) An Access Person is not required to file reports with respect to transactions effected for, and Securities held in, any account over which he or she has no direct or indirect influence or control.

          (2) An Access Person of the Adviser or FAS need not make a separate report to such party to the extent the information in the report would duplicate information required to be recorded under Rule 204-2(a)(13) of the Advisers Act.

          (3) Each director of the Fund who is not an "interested person" of the Fund as defined in the 1940 Act and who would be required to make a report solely by reason of being a Fund director, shall not be required to: (1) make an initial or annual holdings report; or (2) a quarterly transaction report unless the director knew or, in the ordinary course of fulfilling his duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Security, the Fund purchased or sold the Security, or the Fund or the Adviser considered purchasing or selling the Security.

     F. Annual Report to Board of Directors. At least annually, the Fund and the
        -----------------------------------
Adviser must furnish to the Board a written report that:

               1. Describes any issues arising under the Code of Ethics since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed as a result; and

               2. Certifies that the Fund and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     G. No  Admission.  The making of such report  shall not be  construed as an
        -------------
admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of Section V hereof.


                               VI. CONFIDENTIALITY
                               -------------------

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Fund except to persons whose responsibilities require knowledge of the information. Portfolio Manager shall maintain all information relating to his or her portfolio management in a confidential and secure manner.


                           VII. REVIEW AND ENFORCEMENT
                           ---------------------------

     A. Employee  Acknowledgment.  The Chief Compliance  Officer shall provide a
        ------------------------
copy of this Code to each Access Person. Each Access Person shall be required to review and be familiar with the provisions of this Code and, to evidence such review, the Access Person shall be required to acknowledge, in writing, receipt of the Code on the form attached hereto as Appendix D.

     B. Review of Transactions
        ----------------------

          1. Review.  The Chief  Compliance  Officer shall review each Quarterly
             ------
     Report and Portfolio Holdings Report to determine whether any Reviewable Transaction as listed in Section IV may have occurred. Such review may include:

               (a)  comparing  each  report  with  completed  and   contemplated
          portfolio transactions of all clients;

               (b) comparing the securities included in any report against the list of restricted Securities;

               (c) assessing of whether the Access Person is trading for his or her own account in the same Securities as client transactions and, if so, whether the clients are receiving terms as favorable as those taken by the Access Person;

               (d) reviewing of the whether the trading may indicate any abuses, including, market timing against issuer restrictions, trading on insider information, etc.;

               (e) investigating any substantial disparities between the quality of performance in the Access Person's portfolio against that achieved by the Access Person for clients; and

               (f) if applicable, investing any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own portfolio against the percentage that is profitable when the Access Person places trades for clients.

          2. Report to Board. If the Fund's Chief Compliance  Officer determines
             ---------------
     that a Reviewable Transaction may have occurred, the Board of Directors shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, the Board shall give such person an opportunity to supply additional information regarding the transaction in question. The Chief Compliance Officer, at the direction of the Board, is responsible for investigating any suspected violation of the Code. The Board is responsible for imposing any sanctions it deems necessary.


     C. Reporting Violations. Each Access Person with knowledge of any violation
        --------------------
of this Code by any person shall promptly report such violation to the Fund's Chief Compliance Officer, who shall investigate any such report to determine if a violation of this Code has in fact occurred. The Fund's Chief Compliance Officer shall report any and all violations of this Code to the Board of Directors. The Chief Compliance Officer shall take sufficient steps to ensure that an Access Person is not penalized and that no retaliatory action is taken against an Access Person in response to or as a result of a report by such Access Person of a violation of this Code by a third person. Any retaliatory action taken against an Access Person that reports a violation shall be deemed a violation of this Code that is sanctionable pursuant to Section D below.

     D. Remedies
        --------

          1.  Sanctions.  If the  Board  determines  that an Access  Person  has
              ---------
     committed a violation of the Code, the Board may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, and termination of the employment of the violator. The Board also may require the Access Person to reverse the trade(s) in question and forfeit to the Fund any profit or absorb any loss derived therefrom.

          2. No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the Fund's Chief Compliance Officer is under consideration, a Director or other officer of the Fund designated for the purpose by the

     Board shall act in all respects in the manner prescribed herein for the Fund's Chief Compliance Officer.

     E.  Implementation of Code;  Inquiries Regarding the Code. The Fund's Chief
         -----------------------------------------------------
Compliance Officer is responsible for implementation of this Code and will answer any questions about this Code or any other compliance-related matters.


                                  VIII. RECORDS
                                  -------------

     A. The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

          1. A copy of this Code and any other Code of Ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

          2. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

          3. A copy of each report or duplicate account statements filed pursuant to this Code by any Access Person shall be preserved by the Fund for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          4. A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place.

          5. A copy of each annual report to the Board by the Fund and the Adviser.

          6. A record of any decision, and the reasons supporting the decision, to approve the acquisition by an Investment Personnel of initial public offerings or limited offerings, for at least five years after the end of the fiscal year in which the approval is granted.

     B. Confidentiality
        ---------------

          All reports of Securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

                   IX. AMENDMENT: INTERPRETATION OF PROVISIONS
                   -------------------------------------------

     The Board of Directors may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.

                                                                      APPENDIX A


PERSONS SUBJECT TO THIS CODE OF ETHICS

     1.   Investment Personnel: Douglas G. Ciocca
     2.   Fund Officers and Directors:  Douglas G. Ciocca, Scott A. Sadaro, Alan
          M. Faris, Anthony L. Tocco and David Brown
     3. Officers and Directors of the Adviser: Douglas G. Ciocca and Scott A. Sadaro
     4.   Officers and Directors of FAS:






     Dated: February ___, 2005



                                                                                                                        APPENDIX B
                           WELDON CAPITAL FUNDS, INC.
                         WELDON CAPITAL MANAGEMENT, LTD.

Personal Securities Transactions Report                                         For Quarter Ended _____________________________

This report of personal securities transactions pursuant to the requirements of Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 and Rule
204-2(a)(13) of the Advisers Act must be completed and submitted to the Chief
Compliance Officer not later than 45 days after the end of each calendar quarter.

------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------
TRADE DATE    BUY, SELL,                                                             TOTAL         BROKER/DEALER      PRE-CLEARED
                 OTHER      SECURITY NAME AND TYPE     QUANTITY         PRICE      PRINCIPAL                          (DATE OR N/A)
                                                                                     AMOUNT
------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------

------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------

------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------

------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------

------------ -------------- ------------------------ -------------- -------------- ------------- ----------------- ----------------
[  ]       I have not purchased or sold any shares of the Weldon Equity & Income Fund during the above-referenced quarter; and

[  ]       I had no personal securities transactions during the quarter being reported here that were required to be reported on Appendix C.

The reporting of any of the above transaction shall not be construed as an admission that I have any direct or indirect ownership in the security to which the report relates.



---------------------------------          -----------------------------------------                  ------------------
(Print Name)                               (Signature)                                                (Date Submitted)

                                   Return to:

                                                                     APPENDIX C

                           WELDON CAPITAL FUNDS, INC.
                         WELDON CAPITAL MANAGEMENT, LTD.

                Disclosure of Access Persons' Securities Holdings

This report shall set forth the security name or description and security class of each security holding in which you have any direct or indirect beneficial ownership in the Security; provided, however, that such Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control if such person certifies such fact to the Fund. IN LIEU OF LISTING EACH SECURITY POSITION BELOW, YOU MAY INSTEAD ATTACH COPIES OF YOUR BANK OR BROKER'S STATEMENTS FOR SECURITIES ACCOUNTS, SIGN AND DATE THIS FORM AND RETURN IT TOGETHER WITH YOUR STATEMENTS TO THE FUND.

---------------------------------- ------------------------------- --------------------------- -----------------------------
Security Name                      Type of Security                Broker/Dealer               Account Number
                                   (Stock, Bond, etc.)
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         In lieu of listing, I have attached copies of ALL my most recent bank or broker(s)' statements for my Securities accounts.



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Print Name                        Signature                               Date


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                                                                      APPENDIX D



                                 ACKNOWLEDGEMENT


The undersigned,  an Access Person of Weldon Capital Funds, Inc., Weldon Capital
Advisors Ltd. or Financial Advisory Services, Inc. hereby acknowledges:

          1. That s/he has received a copy of the firm's Code of Ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 of the Investment
               Advisers Act of 1940.

          2. That s/he has reviewed the Code of Ethics and has had the opportunity to ask questions about it.

          3.   That s/he has read and understands the Code of Ethics.


     IN WITNESS WHEREOF, the undersigned has executed this as of this ___ day of ________________________, ___________.

                                  Signature:
                                            ------------------------------------

                                  Print Name:
                                             -----------------------------------